       As filed with the Securities and Exchange Commission on October 16, 1998
                                                   Registration No. 33-
================================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                ----------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ----------------------

                             DATA SYSTEMS & SOFTWARE INC.
--------------------------------------------------------------------------------
                (Exact Name of Registrant as Specified in Its Charter)

                                       DELAWARE
--------------------------------------------------------------------------------
           (State or  Other Jurisdiction of Incorporation or Organization)

                                         7371
--------------------------------------------------------------------------------
                 (Primary Standard Industrial Classification Number)

                                      22-2786081
--------------------------------------------------------------------------------
                         (I.R.S. Employer Identification No.)

                           200 ROUTE 17, MAHWAH, NEW JERSEY        07430
--------------------------------------------------------------------------------
                    (Address of  Principal Executive Offices)    (Zip Code)

                             DATA SYSTEMS & SOFTWARE INC.
                              1994 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                               (Full Title of The Plan)

                                  GEORGE MORGENSTERN
                   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       200 ROUTE 17, MAHWAH, NEW JERSEY, 07430
--------------------------------------------------------------------------------
                       (Name and Address of Agent For Service)

                                     201-529-2026
--------------------------------------------------------------------------------
            (Telephone Number, Including Area Code, of Agent For Service)

         A copy of all communications, including communications sent to the agent for service, should be sent to:


                                 SHELDON KRAUSE, ESQ.
                       EHRENREICH EILENBERG KRAUSE & ZIVIAN LLP
                                 11 EAST 44TH STREET
                                NEW YORK, N.Y.  10017
                                    (212) 302-8050
                                 --------------------

                                             CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
       TITLE OF                                                   OFFERING PRICE        AGGREGATE        REGISTRATION
SECURITIES TO BE REGISTERED             AMOUNT TO BE REGISTERED     PER SHARE         OFFERING PRICE         FEE
--------------------------------------- ------------------------ ----------------- -------------------- ---------------
COMMON STOCK, PAR VALUE $.01 PER SHARE       1,230,000(1)             $6.13(2)          $7,543,750            ---
--------------------------------------- ------------------------ ----------------- -------------------- ---------------
COMMON STOCK, PAR VALUE $.01 PER SHARE         120,000 SHARES(3)      $1.79(4)            $214,800            ---
--------------------------------------- ------------------------ ----------------- -------------------- ---------------
COMMON STOCK, PAR VALUE  $.01 PER SHARE         50,000 SHARES(5)      $2.75               $137,500            ---
--------------------------------------- ------------------------ ----------------- -------------------- ---------------
                                 TOTAL:      1,400,000                  ---             $7,896,050         $2,289.85
======================================= ======================== ================= ==================== ===============

(1) Represents shares that have been issued pursuant to a restricted stock awards or may hereafter be issued upon exercise of options that have heretofore been granted pursuant to the 1994 Stock Incentive Plan of the Registrant (the "Plan").This Registration Statement also registers an indeterminate number of shares of Common Stock which may become issuable pursuant to provisions of the Plan relating to adjustments for recapitalization, stock dividends, etc.

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the weighted average exercise price of the outstanding options.

(3) Represents shares that may hereafter be issued pursuant to awards under the Plan.

(4) Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h)(1) based upon the average of the high and low sales price of the Company's Common Stock, as quoted through NASDAQ National Market, on October 13, 1998.

(5) Represents shares issued pursuant to a written agreement between Sanford L. Kane, a former executive officer of the Company, and the Company relating to amounts payable to Mr. Kane in connection with his employment with the Company.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                                   EXPLANATORY NOTE


     As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

     The prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3, and may be used for reofferings of Common Stock now owned or to be acquired by persons named therein pursuant to the Registrant's 1994 Stock Incentive Plan.

PROSPECTUS

                                   1,350,000 Shares

                            DATA SYSTEMS & SOFTWARE, INC.


                                     COMMON STOCK

     This prospectus relates to up to 1,350,000 shares of Common Stock of Data Systems & Software Inc. that may from time to time be sold by one or more of the selling stockholders identified in this prospectus or in a supplement to this prospectus. All of these shares are either (1) issued and outstanding shares which have been issued pursuant to restricted stock awards pursuant to the Company's 1994 Stock Incentive Plan or (2) authorized and unissued shares of Common Stock that may be acquired by selling stockholders pursuant to the plan. The Company will not receive any of the proceeds from the sales of these shares by the selling stockholders. However, the Company will receive the proceeds from any exercise of stock options granted or to be granted pursuant to the plan.

     From time to time, for their own accounts, selling stockholders may sell shares directly to purchasers or through agents, brokers, dealers or underwriters. Such agents, brokers, dealers or underwriters may receive concessions or commissions that exceed customary commissions from the selling stockholders or purchasers of the shares. Sales of the shares may be made in one or more transactions through the Nasdaq Stock Market, in the over-the-counter market, in privately negotiated transactions or otherwise. Sales may be made at the market price at the time of sale, a price related to the market price or a negotiated price.

     Any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of such shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Company will pay all costs and expenses incurred by it in connection with the registration of the shares under the Securities Act of 1933. The Selling Stockholders will pay the costs associated with any sale of shares, including any discounts, commissions and applicable transfer taxes.

                             ----------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------------



                                  October 16, 1998.

     Data Systems & Software Inc. was incorporated in the State of Delaware in 1986. Its executive offices are located at 200 Route 17, Mahwah, New Jersey 07430, and its telephone number is (201) 529-2026.

     You should rely only on the information contained in this document or documents incorporated by reference. The Company has not authorized anyone to provide you with information that is different. This prospectus relates only to the registered shares described in this prospectus. This document does not constitute an offer to sell or a solicitation of an offer to buy any other securities nor an offer of any securities in any jurisdiction to any person where such an offer would be unlawful. Any information about the affairs of the Company is current as of the date of this prospectus and could change in the future.


                                AVAILABLE INFORMATION

          The Company files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. You can obtain copies of these documents at the public reference facilities maintained by the commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. This material is also available electronically through the Web site maintained by the Commission at http//www.sec.gov.

     The Company has registered the shares offered by this prospectus under the Securities Act of 1933, as amended, by filing a Registration Statement on Form S-8 with the Securities and Exchange Commission. This prospectus does not contain all the information set forth in the Registration Statement and its exhibits. Additional information about the Company and the shares is contained in the Registration Statement and its exhibits. These documents are also available through the sources described above.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated into this prospectus by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended to date.

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as amended to date.

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

     (4)  The Company's Report on Form 8-K dated February 9, 1998.

     (5)  The Company's Report on Form 8-K dated February 17, 1998.

     (6)  The Company's Report on Form 8-K dated April 10, 1998, as amended.

     (7)  The Company's Current Report on Form 8-K dated October 2, 1998.

     (8) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A, declared effective by the Commission on February 11, 1992, and any amendment or report filed for the purpose of updating such description.

     (9) The description of the Company's Stock Purchase Rights as set forth in the Company's Registration Statement on Form 8-A, dated March 22, 1996, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering made by this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the
date of the filing of such documents.   Any statement contained in a document
incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this prospectus or in any other later filed document which also is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     You may request a copy of any of the documents incorporated by reference (excluding exhibits, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies of such documents should be directed to the Company, 200 Route 17, Mahwah, New Jersey 07430, Attention: Secretary, telephone (201) 529-2026.

                                   USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the shares by the selling stockholders. The Company may, in the future, receive proceeds from the exercise of the options described in this prospectus, but only in an amount equal to the exercise price thereof multiplied by the number of options exercised.

                                 SELLING STOCKHOLDERS

     The persons that may offer Shares pursuant to this prospectus (the "Selling Stockholders") are persons who have been granted, or may be granted, options under the Company's 1994 Stock Incentive Plan (the "Plan") or shares of restricted stock. All of the 1,350,000 shares of Common Stock of the Company offered by this prospectus are being offered for the account of the Selling Stockholders. All of these shares have been or may be acquired by Selling Stockholders pursuant to the Plan as restricted stock or upon the exercise of options that have been granted or may be granted.

     Based upon information currently available to the Company, the following table sets forth for each person named below, as of September 30, 1998 (i) such person's current position with the Company, (ii) the aggregate number of shares of Common Stock issued to such person pursuant to restricted stock awards under the Plan (such shares being referred to as "Restricted Shares"), (iii) the aggregate number of shares of Common Stock underlying unexercised options granted to such person (such shares being referred to as "Underlying Shares") and (iv) the aggregate number of issued and outstanding shares of Common Stock owned by such person, including Restricted Shares (such shares being referred to as "Shares Owned"). The Company may, from time to time, amend this table (by means of a supplement to this prospectus) in order to (a) name additional officers and directors as Selling Stockholders and/or (b) reflect changes in the aggregate number of shares of Common Stock underlying unexercised options granted to named persons as a result of the granting of additional options under the Plan.


                                    NUMBER OF               NUMBER OF SHARES
                                 RESTRICTED SHARES             UNDERLYING         NUMBER OF
NAME                          ISSUED PURSUANT TO PLAN         PLAN OPTIONS      SHARES OWNED*
----                          -----------------------       ----------------    -------------
Samuel Fogel,                           --                       200,000           297,403
  DIRECTOR AND EXECUTIVE
  VICE PRESIDENT

Yacov Kaufman,                          --                        45,000            41,667
  VICE PRESIDENT AND
  CHIEF FINANCIAL OFFICER

Robert L. Kuhn,                         --                       290,000           442,849
  DIRECTOR AND VICE
  CHAIRMAN OF THE BOARD

George Morgenstern,                   255,000                    440,000           711,489
  DIRECTOR, CHAIRMAN  OF
  THE BOARD,  PRESIDENT
  AND CHIEF EXECUTIVE
  OFFICER

     * For purposes of this table, a person is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date.

     This prospectus covers the sale by the Selling Stockholders identified in the table above, as it may be amended from time to time by a prospectus supplement, of any or all (i) Restricted Shares which are currently held or may be issued under the Plan or (ii)Underlying Shares that may be acquired upon the exercise of options which are currently held or may be granted under the Plan.

                                 PLAN OF DISTRIBUTION

     The Selling Stockholders are offering the Shares for their own account, and not for the account of the Company. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. See "Use of Proceeds."

     From time to time, selling stockholders may sell shares directly to purchasers or through agents, brokers, dealers or underwriters, who may be compensated by concessions or commissions from the selling stockholders or purchasers of the shares. This compensation may exceed customary commissions. Sales of the shares may be made in one or more transactions through the Nasdaq Stock Market, otherwise in the over-the-counter market, in privately negotiated transactions or otherwise. Sales may be made at the market price at the time of sale, a price related to the market price or a negotiated price.

     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of Common Stock of the Company offered by this prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholder.

     To the extent required, the Company will use its best efforts to file, during any period in which offers or sales are being made, one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus.


                               VALIDITY OF COMMON STOCK

     The validity of the shares of Common Stock that may be offered by this prospectus has been passed upon for the Company by Ehrenreich Eilenberg Krause & Zivian LLP, 11 East 44th Street, New York, New York 10017. Sheldon Krause, a partner in Ehrenreich Eilenberg Krause & Zivian LLP, is a member of the Board of Directors of the Company and a member of its Audit and Stock Option and Compensation Committees. Mr. Krause is also the son-in-law of George Morgenstern, a selling stockholder and Chairman of the Board, President and Chief Executive Officer of the Company.

                                       EXPERTS

     The financial statements of the Company incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended, have been examined by Deloitte & Touche LLP and Igal Brightman & Co. (a member of Deloitte Touche Tohmatsu), independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said report.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Data Systems & Software Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Amendment No. 1 thereto on Form 10-K/A.

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as amended to date.

          (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

          (4)  The Company's Report on Form 8-K dated February 9, 1998.

          (5)  The Company's Report on Form 8-K dated February 17, 1998.

          (6) The Company's Report on Form 8-K dated April 10, 1998, as amended.

          (7)  The Company's Current Report on Form 8-K dated October 2, 1998.

          (8) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A, declared effective by the Commission on February 11, 1992, and any amendment or report filed for the purpose of updating such description.

          (9) The description of the Company's Common Stock Purchase Rights as set forth in the Company's Registration Statement on Form 8-A dated March 22, 1996, and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the shares of Common Stock registered by this registration statement has been passed upon for the Company by Ehrenreich Eilenberg Krause & Zivian LLP, 11 East 44th Street, New York, New York 10017. Sheldon Krause, a partner in Ehrenreich Eilenberg Krause & Zivian LLP, is a member of the Board of Directors of the Company, a member of its Audit and Stock Option and Compensation Committees. Mr. Krause is also the son-in-law of George Morgenstern, a selling stockholder and Chairman of the Board, President and Chief Executive Officer of the Company.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Certificate of Incorporation and the By-Laws of the Company provide that the Company shall indemnify its officers, directors and certain others to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). Section 145 of the DGCL provides that the Company, as a Delaware corporation, is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company (each, an "Indemnitee"); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the Company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

          Pursuant to Section 145 of the DGCL, the Company has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

          In accordance with Section 102(b)(7) of the DGCL, the Certificate of Incorporation of the Company eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of their fiduciary duties as a director, with certain limited exceptions set forth in said Section 102(b)(7).

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.


ITEM 8.   EXHIBITS.

EXHIBIT NO.              DESCRIPTION OF EXHIBIT
-----------              ----------------------
     4.1 Certificate of Incorporation of the Registrant, with amendments thereto (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 33-70482), as amended).

     4.2 By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-44027), as amended).

     4.3 Amendments to the By-laws of the Registrant adopted December 27, 1994 (incorporated by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K dated January 10, 1995).

     5.1       Opinion of Ehrenreich Eilenberg Krause & Zivian LLP.

    24.1       Consent of Ehrenreich Eilenberg Krause & Zivian LLP (included in
               Exhibit 5.1 hereto).

    24.2       Consent of Deloitte & Touche LLP.

    24.3       Consent of Igal Brightman & Co.

    25.1 Powers of Attorney (included on the signature page of this Registration Statement).

ITEM 9.   REQUIRED UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

               (a)(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provision, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, State of New Jersey, on October 15, 1998.

                              DATA SYSTEMS & SOFTWARE INC.


                              By: /s/ George Morgenstern
                                 ----------------------------------
                                 George Morgenstern
                                 Chairman of the Board, President
                                 and Chief Executive Officer


                                  POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints George Morgenstern, Robert L. Kuhn and Sheldon Krause, and each of them, his true and lawful attorneys-in-fact and agents, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorneys-in-fact and agents or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant, in the capacities and on the dates indicated.

     SIGNATURE                     TITLE                           DATE

/s/ George Morgenstern
---------------------------  Chairman of the Board; President;  October 15, 1998
    George Morgenstern       Director; Chief Executive Officer

/s/ Yacov Kaufman
---------------------------  Vice President; Chief Financial    October 15, 1998
    Yacov Kaufman            Officer; Principal Financial
                             Officer; Principal Accounting
                             Officer

/s/ Robert L. Kuhn
---------------------------  Director                           October 15, 1998
    Robert L. Kuhn

/s/ Allen I. Schiff
---------------------------  Director                           October 15, 1998
    Allen I. Schiff

/s/ Maxwell M. Rabb
---------------------------  Director                           October 15, 1998
    Maxwell M. Rabb

/s/ Samuel Fogel
---------------------------  Director                           October 15, 1998
    Samuel Fogel

/s/ Sheldon Krause
---------------------------  Director                           October 15, 1998
    Sheldon Krause

/s/ Harvey Eisenberger
---------------------------  Director                           October 15, 1998
    Harvey Eisenberger

/s/ Susan Malley
---------------------------  Director                           October 15, 1998
    Susan Malley